UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

October 24, 2022

Date of Report (Date of earliest event reported)

AMERCO

(Exact name of registrant as specified in its charter)

Nevada                                                    001-11255                                          88-0106815

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5555 Kietzke Lane , Ste. 100

Reno , NV 89511

(Address of Principal Executive Offices)

775 668-6300

(Registrant’s telephone number, including area code)

N/A

_____________________________________________________________________________

(Former Name, Former Address, and Former Fiscal Year, if Changed Since Last Report)

  Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.25 par value	UHAL	NASDAQ Global Select Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule   12b-2   of the Securities Exchange Act of 1934 (§240.12b-2   of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section   13(a) of the Exchange Act.     ☐

Item 3.02. Unregistered Sale of Equity Securities.

The information set forth in Item 8.01 of this Current Report on Form 8-K is incorporated by reference. The special dividend of the Non-Voting Preferred Stock (as defined below) to holders of the Company’s Common Stock (as defined below) is exempt from registration as it involves no sale for value in which any investment decision is made.

Item 8.01. Other Events.

On April 6, 2022, the Board created an Independent Special Committee (the “Committee”) to consider various matters and actions.   The Committee retained financial advisors and legal counsel to help the Committee examine multiple options aimed at enhancing the marketability and liquidity of the Company’s stock. The Committee paid particular attention to actions intended to make stock ownership more inclusive and accessible for retail investors, including team members and customers of the Company.

Name Change

Long-term stockholders have encouraged the Company to change its name to attract new stockholders who may be unaware that “AMERCO” is the parent company of one of the most recognized brands in North America.   The Committee has approved changing the name of the Company to “U-Haul Holding Company” to help alleviate any perceived disconnect by institutional or retail investors alike.

AMERCO will change its name by the end of calendar year 2022.

Creation of the Non-Voting Common Stock

The Committee has authorized the creation of a new series of Common Stock, designated as Series N Non-Voting Common Stock. They have determined that this new series of stock would enhance liquidity and marketability while preserving the Company’s current voting structure and long-term orientation.   The Non-Voting Common Stock will have a par value of $0.001 per share.

Application to the Nasdaq Global Select Market has been made to list the new Non-Voting Common Stock under the ticker symbol Nasdaq: UHALB.   Shares of the Company’s Voting Common Stock will continue to trade under the ticker symbol Nasdaq: UHAL.

The Company’s articles of incorporation provide the Board with the authority to issue this additional series of Common Stock.   The Board delegated this authority to the Committee.

The holders of shares of Non-Voting Common Stock are entitled to receive on a per share basis dividends or distributions no less than the Company may pay from time to time on the Voting Common Stock.

Stock Dividend: Anticipated Trading Date of Newly Issued Stock

The Committee has approved issuance of shares of the Non-Voting Common Stock through a stock dividend, on a 9-for-1 basis, to all existing holders of the Company’s Voting Common Stock. The stock dividend is intended to have the same general effects as a 10-for-1 stock split.

Every holder of Voting Common will subsequently have ten (10) Common shares for every one (1) share held as of the record date. Nine (9) shares will be Non-Voting Common. One (1) share will be Voting Common. Together they will constitute exactly the same proportional ownership interest as the original one share.

The shares of Non-Voting Common Stock will be distributed after the close of trading on, or about, November 9, 2022, to stockholders of record of Voting Common Stock at the close of business on November 3, 2022. We anticipate trading of the 176,470,092 shares of Non-Voting Common Stock to begin on November 10, 2022.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description	Method of Filing

3.1	AMERCO Certificate of Designation of Series N Non-Voting Common Stock	Incorporated by reference to AMERCO’s Registration Statement on Form 8-A filed on October 24, 2022
3.2	Description of Registrant’s Securities to be Registered (AMERCO Series N Non-Voting Common Stock)	Incorporated by reference to AMERCO’s Registration Statement on Form 8-A filed on October 24, 2022
4.1	Letter to Common Stockholders, dated October 24, 2022	Incorporated by reference to Item 1 of AMERCO’s Registration Statement on Form 8-A filed on October 24, 2022
99.1	Press Release, dated October 24, 2022	Filed herewith
104	Cover Page Interactive Data File	Embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERCO

	By:	/s/Jason A. Berg
Date: October 24, 2022		Jason A. Berg Chief Financial Officer